PART I - FINANCIAL INFORMATION

Item 1 - Financial Statements
-----------------------------


                                The Price REIT, Inc.

                        Condensed Consolidated Balance Sheets

                                                    (Unaudited)
                                                   September 30, December 31,
                                                       1997         1996
                                                     ---------    ---------
ASSETS                                                   (In Thousands)

  Rental property, net                               $534,467     $380,482
  Investment in joint ventures                         21,201       19,202
  Cash and cash equivalents                            15,097       11,369
  Deferred rent receivable                              9,506        8,489
  Secured note receivable                               1,313        1,346
  Other assets                                         10,773        7,183
                                                     ---------    ---------
  Total assets                                       $592,357     $428,071
                                                     =========    =========

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES

  Accounts payable and accrued liabilities             12,674        4,474
  Senior Notes payable                                204,038      154,114
  Unsecured line of credit                             19,000       19,000
  Secured notes payable                                26,301       11,794
                                                     ---------    ---------
  Total liabilities                                   262,013      189,382

  Minority interest                                     2,293        1,707

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares
  authorized, no shares issued or outstanding               -            -
Common stock, $.01 par value, 25,000,000 shares
  authorized: 11,692,793 and 9,069,249 shares
  issued and outstanding                                  117           91
Additional paid-in capital                            354,624      259,518
Accumulated deficit                                   (26,690)     (22,627)
                                                     ---------    ---------
Total stockholders' equity                            328,051      236,982
                                                     ---------    ---------
Total liabilities and stockholders' equity           $592,357     $428,071

                                                     =========    =========


See notes to condensed consolidated financial statements.

                                 The Price REIT, Inc.

                      Condensed Consolidated Statements of Income
                                     (Unaudited)



                                          Three months ended  Nine months ended
                                            September 30,       September 30,
                                            1997     1996       1997     1996
                                          -------- --------   -------- --------
                                                  (In Thousands, except
                                                    per share data)
REVENUE
  Rental income                           $17,696  $12,620    $48,450  $37,453
  Management fees                              82      270        226      809
  Equity in earnings of joint ventures        391      411      1,276    1,149
  Interest and other income                   294       61      1,090      265
  Net gain from sale of rental property     2,787        -      2,787        -
                                          -------- --------   -------- --------
  Total revenue                            21,250   13,362     53,829   39,676
                                          -------- --------   -------- --------

EXPENSES

  Rental operations                         1,489    1,037      4,075    3,300
  Real estate taxes                         1,843    1,311      5,172    3,755
  General and administrative                  885      824      2,815    2,485
  Depreciation                              4,252    3,031     11,201    8,823
  Interest                                  4,002    3,056     10,667    9,017
                                          -------- --------   -------- --------
  Total expenses                           12,471    9,259     33,930   27,380
                                          -------- --------   -------- --------


NET INCOME                                  8,779    4,103     19,899   12,296
                                          ======== ========   ======== ========


Net income per share                        $0.78    $0.48      $1.85    $1.47
                                           ------   ------     ------   ------
Dividends paid per share of
  Common Stock                             $0.725    $0.70      $2.18    $2.10
                                           ------   ------     ------   ------
Weighted average number of
  shares outstanding                       11,240    8,505     10,742    8,392

                                           ------   ------     ------   ------




See notes to condensed consolidated financial statements.

                                 The Price REIT, Inc.
                   Condensed Consolidated Statements of Cash Flows
                                     (Unaudited)
                                                         Nine Months Ended
                                                           September 30,
                                                          1997      1996
                                                        --------- --------
                                                           (In Thousands)
OPERATING ACTIVITIES
Net income                                               $19,899   $12,296
Adjustments to reconcile net income to net
cash provided by operating activities:
  Net gain on sale of rental property                     (2,787)       -
  Depreciation                                            11,201     8,823
  Amortization of loan fees and discount                     623       512
  Equity in earnings of joint ventures                    (1,276)   (1,149)
  Deferred rent                                           (1,017)   (1,774)
  Changes in operating assets and liabilities:
  Other assets                                            (4,860)     (915)
  Accounts payable and accrued liabilities                 8,198     2,047
                                                        --------- ---------
Net cash provided by operating activities                 29,981    19,840

INVESTING ACTIVITIES
Purchases of rental property                            (145,475)       -
Additions to rental property                             (19,186)  (15,780)
Payment received on secured note receivable                   33        -
Investments in joint ventures                             (2,456)   (6,339)
Distributions from joint ventures                          2,134     1,443
Gross proceeds from sale of rental property               17,400        -
                                                        --------- ---------
Net cash used in investing activities                   (147,550)  (20,676)

FINANCING ACTIVITIES
Proceeds from Senior Notes payable                        49,779        -
Proceeds from unsecured line of credit                    90,000    22,000
Repayment of unsecured line of credit                    (90,000)  (26,000)
Repayment of secured notes payable                          (238)       -
Minority interest contribution                               585        -
Gross proceeds from issuance of common stock              97,890    23,598
Common stock issuance costs                               (3,452)   (1,381)
Dividends paid, net of dividends reinvested              (23,267)  (17,338)
                                                        ---------  --------
Net cash provided by financing activities                121,297       879
                                                        ---------  --------


Increase in cash and cash equivalents                      3,728        43
Cash and cash equivalents at beginning of period          11,369     1,241
                                                        ---------  --------
Cash and cash equivalents at end of period               $15,097    $1,284
                                                        =========  ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest                  $6,160    $6,963
                                                        =========  ========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
ACTIVITIES:
Common Stock issued in accordance with
the dividend reinvestment plan                              $694      $673
                                                         ========  ========

In conjunction with the acquisition of the Farmington, Connecticut property, a non-recourse loan of $14.7 million was assumed.




See notes to condensed consolidated financial statements.

                    The Price REIT, Inc.

    Notes to Condensed Consolidated Financial Statements
                     September 30, 1997
                         (Unaudited)


NOTE 1 - BASIS OF PRESENTATION
------------------------------

The accompanying unaudited condensed consolidated financial statements of The Price REIT, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three- and nine-month periods ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statement date and the reported amounts of revenue and expenses during the reporting period. Due to uncertainties inherent in the estimation process, it is reasonably possible that actual results could differ from these estimates.


NOTE 2 - PROPERTY ACQUISITIONS
------------------------------

PURCHASE OF SHOPPING CENTERS AND UNDEVELOPED LAND

On January 29, 1996, the Company purchased a 9.7 acre parcel of undeveloped land that is adjacent and contiguous to the Webster, Texas center for $1.25 million. The Company intends to use such land for expansion of the center and development for new tenants. The Company financed this acquisition with operating cash.

In July 1996, the Company acquired a 210,000 square foot shopping center in Mesquite, Texas (Dallas area) at a cost of $12.7 million. The Company financed this acquisition with borrowings under its unsecured line of credit (the "Line of Credit").

On November 20, 1996, the Company acquired a 234,000 square foot shopping center in Oklahoma City, Oklahoma. The purchase price was $16.7 million, of which $11.8 million was evidenced by the assumption of two non-recourse loans (subject to customary exceptions) secured by the property. The balance of the purchase price was financed with $4.9 million of operating cash.

On January 16, 1997, the Company acquired Westgate Market, a 134,000 square foot shopping center in Wichita, Kansas for $9.8 million. The Company financed this acquisition with borrowings under its Line of Credit.

On March 19, 1997, the Company acquired Broadmoor Village Shopping Center, a 62,000 square foot shopping center in Garland, Texas for $4.75 million. The Company financed this acquisition with operating cash.

On March 20, 1997, the Company acquired Richardson Plaza Shopping Center, a 116,000 square foot shopping center in Richardson, Texas for $8.5 million. The Company financed this acquisition with operating cash.

On March 28, 1997, the Company acquired City Place Market, an 84,000 square foot shopping center in Dallas, Texas for $8.75 million. The Company financed this acquisition with operating cash.

On March 31, 1997, the Company acquired Wendover Ridge Retail Center, a 41,000 square foot shopping center in Greensboro, North Carolina for $4.975 million. The Company financed this acquisition with operating cash.


On April 1, 1997, the Company acquired Arboretum Crossing, a 187,000 square foot shopping center in Austin, Texas for $23.4 million. The Company financed this acquisition with borrowings of $14 million under its Line of Credit and $9.4 million of operating cash.

On May 14, 1997, the Company acquired Smoketown Stations Center, a 483,000 square foot shopping center in Woodbridge, Virginia for $46.5 million. The Company financed this acquisition with borrowings under its Line of Credit.

On August 28, 1997, the Company acquired West Farms Shopping Center, a 185,000 square foot shopping center in Farmington, Connecticut for $20 million. As of September 30, 1997, the shopping center was 99% leased and is anchored by The Sports Authority, T.J. Maxx, Linen N Things and Petco. The acquisition was financed through the assumption of an existing $14.7 million non-recourse loan secured by the property and $5.3 million of proceeds from the sale of the Cerritos property.


HAYDEN PLAZA NORTH JOINT VENTURE ACQUISITION

On April 23, 1996, the Company formed a partnership (the "Partnership") with Kimco Realty Corporation ("Kimco"), a major New York-based retail real estate investment trust, to purchase a 191,000 square foot shopping center in Phoenix, Arizona at a cost of $3,490,000. The acquisition was completed by the Partnership on May 3, 1996. The Company holds a 50% interest in the Partnership and Kimco holds the remaining 50% interest. The Company's 50% share of the acquisition cost was funded by borrowings of $1 million under the Line of Credit and $750,000 of operating cash. The operations of the Partnership are accounted for under the equity method of accounting.


CENTREPOINT ASSOCIATES JOINT VENTURE ACQUISITION

On March 21, 1997, Centrepoint Associates (the "Joint Venture"), a partnership in which the Company owns a 50% interest, acquired a parcel of property containing 25,000 rentable square feet of buildings ("Talavi III") within an existing shopping center in Glendale, Arizona. The Joint Venture currently owns three additional parcels within this existing shopping center: two parcels containing 85,000 rentable square feet of buildings and a vacant pad parcel for future development. Talavi III was purchased for $3 million. The Joint Venture financed this acquisition with borrowings under a $13.5 million line of credit obtained from Wells Fargo Bank ("Wells Fargo Line"). The Wells Fargo Line is secured by the new Talavi III acquisition and a 236,000 square foot power center located in Tempe, Arizona which is owned by the Joint Venture.

As of September 30, 1997, the Joint Venture owned several shopping center properties located in Glendale and Tempe,

Arizona which contain an aggregate of 495,000 square feet of building area and a 40 acre vacant land parcel in Goodyear, Arizona for future development. The operations of the Joint Venture are accounted for under the equity method of accounting.

SMITHTOWN VENTURE

On October 2, 1996, the Company purchased an approximate 80% ownership interest in Smithtown Venture LLC ("Smithtown Venture"). The remaining approximate 20% ownership was held by King Kullen Grocery Co., Inc. ("King Kullen"), a major Long Island, New York grocery chain. Smithtown Venture is currently constructing a power center located in Commack, New York (Long Island) which is anticipated to contain 270,000 leasable square feet of space when completed on land which is subject to a forty-nine year ground lease with four ten year renewal options. The shopping center is anchored by King Kullen, Borders Books & Music, HomePlace, Babies "R" Us (Toys "R" Us) and The Sports Authority. In addition, Target plans to open a 125,000 square foot store on a contiguous parcel of land. As of September 30, 1997, all anchor tenants except Babies "R" Us have opened for business. The center is in its final construction phase and the Company expects that it will be completed by the end of the fourth quarter of 1997, although no assurance can be given that it will be completed on schedule. The construction cost is estimated at $23 million. The Company's share of construction and development costs will be funded by borrowings under the Company's Line of Credit and operating funds to the extent such funds are available. As of September 30, 1997, the Company has cumulatively funded $18,931,000 for its share of the Smithtown Venture construction costs.

On March 26, 1997, King Kullen was granted a put option to reduce its capital interest in the joint venture from approximately 20% to 10%. On April 23, 1997, King Kullen elected to exercise its put option to reduce its equity interest in Smithtown Venture from approximately 20% to 10%. The Company paid King Kullen $1,232,000 pursuant to the put option agreement. The Company presently holds an ownership interest of 90% in Smithtown Venture and King Kullen holds the remaining interest of 10%.

PRICE/FRY LLC JOINT VENTURE

In February 1997, Price/Baybrook, Ltd. (a wholly-owned subsidiary of the Company) formed a joint venture with I-10/Fry Road 27, Ltd. and I-10/Park Row 40, Ltd. (the "Outside

Partners") to develop an approximately 470,000 square foot retail power center in Houston, Texas. The joint venture agreement provides for the Outside Partners to contribute the land with a net fair market value of $4.225 million and Price/Baybrook, Ltd. to contribute $4.225 million as needed to fund development costs. After Price/Baybrook, Ltd. has funded its share of capital, it is anticipated that the joint venture will seek construction financing to complete the center.

The development will be located on 47 acres of land at the intersection of Interstate 10 and Fry Road in the western part of Houston. The Company will be the managing partner with a 50% joint venture interest, and the remaining 50% will be owned by the Outside Partners.

The new power center will be anchored by Home Depot, which purchased approximately ten acres from the joint venture for the construction of a 106,000 square foot store and a 30,000 square foot garden center. The sale of land to Home Depot was completed on July 31, 1997. The joint venture intends to develop the balance of the 470,000 square foot center, with multiple national value retailers and an entertainment component. The Home Depot construction is near completion, with opening anticipated by mid-January 1998, and it is anticipated that the balance of the center will be completed in phases over the next two years. There can be no assurance, however, that construction of Home Depot or the balance of the center will commence or be completed on schedule. The operations of the joint venture will be accounted for under the equity method of accounting.

PRICE REIT RENAISSANCE PARTNERSHIP

On August 29, 1997, the Company formed a limited partnership (the "Limited Partnership") with Altamonte Joint Venture ("Altamonte") to acquire the Renaissance Centre, a 271,000 square foot shopping center in Altamonte Springs (Orlando), Florida. The Company acquired a 99% interest in the Limited Partnership for $33.5 million. The Company is the managing General Partner with a 99% interest and Altamonte, a limited partner holding the remaining 1% interest. As of September 30, 1997, the Center was 99% leased and is anchored by Uptons, Michael's, Ross Stores, General Cinema, Blockbuster and Portfolio Home Furnishing. The Company's share of the acquisition was financed with borrowings of $13 million under its Line of Credit and $20.5 million of operating cash.

K & F DEVELOPMENT COMPANY

Effective January 1, 1997, the Company acquired the assets and assumed the liabilities of its affiliate K & F Development Company (the "Development Company") and elected certain of the officers of the Development Company to serve as officers of the Company. The Company acquired the assets pursuant to a distribution to the Company as owner of 100% of the non-voting preferred stock of the Development Company.


NOTE 3 - PROPERTY DISPOSITIONS
------------------------------

On July 9, 1997, the Company sold its Cerritos, California property for $17.4 million in a transaction designed to enable the sale to qualify as a tax-deferred exchange under Section 1031 of the Internal Revenue Code (the "Code"). The Company used the sale proceeds to acquire the Farmington, Connecticut property on August 28, 1997 and the Minnetonka, Minnesota property on October 8, 1997. The Company realized a gain on sale of the Cerritos shopping center in the amount of $3,643,000. This gain was partially offset by an impairment loss of $856,000 relating to the sale of property in Copiague, New York which closed on October 22, 1997.


NOTE 4 - NOTES PAYABLE
----------------------

SENIOR NOTES PAYABLE

In November 1995, the Company issued unsecured 7.25% Senior Notes in the aggregate principal amount of $100 million which are due November 2000. Interest on the 7.25% Senior Notes is payable semi-annually in arrears on May 1 and November 1. The notes were priced at an aggregate amount of $99,050,000 and have an effective interest rate of 7.48%.

On November 5, 1996, the Company completed an underwritten public offering ("1996 Offering") of $55 million aggregate principal amount of the Company's Senior Notes at an interest rate of 7.50%. The 7.50% Senior Notes were priced at an aggregate of $54,870,000. The net proceeds from the 1996 Offering were used to repay $50 million of indebtedness outstanding under the Company's Line of Credit. The remaining net proceeds were used for general corporate purposes. The 7.50% Senior Notes provide for semi-annual payment of interest only due on May 5 and November 5 of each year until the maturity date of November 5, 2006 at which time the principal is due.

On June 19, 1997, the Company issued unsecured 7.125% Senior Notes in the aggregate principal amount of $50 million which are due June 15, 2004 pursuant to its $175 million shelf registration statement. Interest on the 7.125% Senior Notes is payable semi-annually in arrears on June 15 and December 15. The notes were priced at an aggregate amount of $49,778,000 and have an effective interest rate of 7.21%. The Company used the net proceeds to repay indebtedness under the Line of Credit.

UNSECURED LINE OF CREDIT

On July 1, 1997, the Company amended its $75 million Line of Credit (i) to modify certain restrictive covenants, including the secured and unsecured debt incurrence restrictions, (ii) to provide the Company with an option, subject to consent of its lenders and certain other conditions, to increase the availability under the Line of Credit to $100 million and (iii) to extend the maturity to June 30, 2000 with a Company option, subject to consent of its lenders and certain other conditions, to extend it one additional year to June 30, 2001.

The agreement requires the Company to maintain certain minimum net operating income and net worth levels, as defined, and provides that the Company will not pay dividends in excess of 95% of its annual net income plus depreciation. The Company is required to pay a commitment fee of 0.25% per annum of the unused portion of the Line of Credit.

On October 23, 1996 the Company modified its Line of Credit to reduce the LIBOR interest rate margin from 1.4% to 1.25%.

The effective rate of interest at September 30, 1997 from the borrowings under the Line of Credit was 6.9375%. Interest on the outstanding balance of the Line of Credit is payable periodically, but at least quarterly.

The Company typically funds short-term financing for its acquisition and development activities through its $75 million Line of Credit. On January 22, 1997, the Company used the net proceeds from sale of Common Stock to repay $19 million of indebtedness under the Line of Credit. During the second quarter of 1997, the Company borrowed $60 million to purchase the Austin and Woodbridge properties. The Company borrowed an additional $11 million to replenish operating funds. On June 20, 1997, the Company used the net proceeds from the sale of Senior Notes to repay $50 million of indebtedness outstanding under the Company's Line of Credit. On August 11, 1997, the Company used the net proceeds from the sale of common stock to repay $21 million of indebtedness outstanding under the Company's Line of Credit. On August 28, 1997, the Company borrowed $13 million to purchase the Renaissance Center. On September 28, 1997, The Company borrowed an additional $6 million to replenish operating funds. At September 30, 1997, the outstanding balance under the Line of Credit was $19 million.


NOTE 5 - COMMON STOCK
---------------------

On January 22, 1997, the Company issued and sold 1,600,000 shares of Common Stock at a price to the public of $37.625 per share pursuant to its $175 million shelf registration statement. The Company used the net proceeds of approximately $57 million for repayment of indebtedness under the Company's Line of Credit, to fund its property acquisition activities and for general corporate purposes.

On August 11, 1997, the Company issued and sold 1,000,000 shares of Common Stock at a price to the public of $37.50 per share pursuant to its $175 million shelf registration statement. The Company used the proceeds of $37.5 million for repayment of indebtedness under the Company's Line of Credit, to fund its property acquisition activities and for general corporate purposes.

NOTE 6 - NET INCOME PER SHARE
-----------------------------

Net income per share was calculated by dividing net income by the weighted average number of shares outstanding. The assumed exercise of outstanding stock options, using the treasury stock method, is not materially dilutive to the earnings per share computation.

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. The Company has not yet determined what the impact of Statement 128 will be on the calculation of fully diluted earnings per share.

NOTE 7 - SUBSEQUENT EVENTS
--------------------------

On October 8, 1997, the Company completed the acquisition of the Ridgedale Festival Shopping Center in Minnetonka (Minneapolis),

Minnesota. The purchase price was $11.9 million. Ridgedale shopping center contains 120,000 rentable square feet, is anchored by Office Max, Toys `R' Us, Golfsmith, and Schmidt Music and was 100% leased. The Company financed this acquisition with the proceeds from the tax-deferred sale of the Cerritos property.

On  October  17,  1997,  the  Company acquired the  Cordata  Centre  located  in
Bellingham, Washington. The purchase price was $20.25 million. The center contains 174,000 rentable square feet and is anchored by Costco (not part of purchase), Office Depot, Bon Marche Home, T.J. Maxx, Drug Emporium, Future Shop, and other retail tenants. The Company financed the acquisition with borrowings of $18 million under the Line of Credit and the remainder from operating cash.

On October 22, 1997, the Company completed the sale of approximately nine acres of land in its Copiague, New York shopping center for $10.25 million. The land was sold to Dayton Hudson Corp. which intends to develop a 133,000 square foot Target store within the center. The Company used the sale proceeds to repay borrowings under its Line of Credit.

On October 31, 1997, the Company acquired a 97,000 square foot shopping center in Piscataway, New Jersey. The purchase price was $15.1 million. The center is 100% leased and anchored by Shop Rite Supermarket, Applebee's, Lauriat's and other retail tenants. The Company financed this acquisition by the assumption of a $11.4 million non-recourse loan secured by the property maturing in August 2000, and the remainder with borrowings under its Line of Credit.